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                                                                    EXHIBIT 10.4

                                   PLEDGE AND
                               SECURITY AGREEMENT

      THIS PLEDGE AND SECURITY AGREEMENT is dated as of January 19, 2005, between Pioneer Railcorp ("Borrower") and National City Bank of the Midwest ("Bank").

      1. Grant of Security Interest. Borrower hereby pledges and grants to Bank a security interest in the following described property and all additions, accessions and substitutions thereto or therefor ("Collateral"):

            a. The following investment property owned by Borrower:

                  - 300,000 shares of common stock of Alabama Railroad Co.;

                  - 15,000,000 shares of common stock of Alabama & Florida
                    Railway Co. Inc.;

                  - 500,000 shares of common stock of Decatur Junction Railway
                    Co.;

                  - 1,000 shares of common stock of Elkhart & Western Railroad
                    Co.;

                  - 300,000 shares of common stock of Fort Smith Railroad Co.;

                  - 250 shares of common stock of The Garden City Western
                    Railway, Inc.;

                  - 1,000 shares of common stock of Gettysburg & Northern
                    Railroad Co.;

                  - 1,000 shares of common stock of Indiana Southwestern Railway
                    Co.;

                  - 1,000 shares of common stock of Kendallville Terminal
                    Railway Co.;

                  - 189,430 shares of common stock of Keokuk Junction Railway
                    Co.;

                  - 2,000,000 shares of common stock of Michigan Southern
                    Railroad Company;

                  - 1,100,000 shares of common stock of Mississippi Central
                    Railroad Co.;

                  - 1,000 shares of common stock of Pioneer Industrial Railway
                    Co.;

                  - 100 shares of common stock of Shawnee Terminal Railroad Co.;

                  - 10 shares of common stock of Vandalia Railroad Company; and

                  - 60,000 shares of common stock of West Michigan Railroad Co.;

            b. All present and future dividends, distributions, cash instruments, proceeds, including insurance proceeds, and products received, and all other right, title and interest of Borrower, with respect to (a) above.

      2. Obligations. Bank and Borrower have entered into a Loan Agreement of even date herewith (the "Loan Agreement") providing for certain loans from Bank to Borrower. Bank has required, as a condition to its execution of the Loan Agreement and its disbursement of said loan, that

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Borrower grant a security interest in the Collateral to secure said loans.
Accordingly, the security interest granted hereby is to secure the payment and performance of all of the liabilities and obligations of Borrower to Bank hereunder and all obligations of Borrower to Bank described in the Loan Agreement or any other document executed in connection therewith (all hereinafter called "Obligations").

      3. Warranties. Borrower represents and warrants as follows:

            a. Borrower is duly organized and existing under the laws of the jurisdiction of its formation and is duly qualified and in good standing in every other state in which it is doing business.

            b. The execution, delivery and performance hereof are within Borrower's organizational powers, have been duly authorized, are not in contravention of law or the terms of Borrower's organizational documents, or of any indenture, agreement or undertaking to which Borrower is a party or by which it is bound.

            c. Borrower's (i) sole place of business (or its chief executive office, if it has more than one place of business); and (ii) the office where it keeps its records concerning the Collateral is at the address stated in Section 16 of this Agreement.

            d. The Borrower is the sole and absolute owner of the Collateral free and clear of liens and encumbrances of every kind and nature except only the lien and encumbrance hereby granted and created, other liens and encumbrances to Bank and other liens and encumbrances disclosed in writing to Bank by Borrower.

            e. The Borrower has signed no financing statements covering the above described property, except the financing statements signed with respect to this Security Agreement, other financing statements in favor of Bank and the other financing statements disclosed in writing to Bank by Borrower.

            f. The officer of the Borrower executing this Security Agreement has been duly elected and qualified and has been duly authorized and empowered so to execute and deliver this Security Agreement on behalf of the Borrower.

      4. Records. Borrower will at all reasonable times and from time to time allow Bank by or through any of its officers, agents, employees, attorneys or accountants, to examine and inspect and make extracts or copies from Borrower's books and other records to arrange for verification of the Collateral, directly with account debtors or by other methods. Borrower will furnish to Bank upon request statements of any account, together with all notes or other papers evidencing the same and any guaranties, securities or other documents and information relating thereto; and generally at all times and from time to time furnish to Bank such statements and information as it may reasonably request.

      5. Covenants. The Borrower hereby covenants and agrees with Bank that so long as the Borrower shall owe any amounts under any of the Obligations to Bank, the Borrower will from time to time at the request of Bank, do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Bank may require, to more completely vest in and assure to Bank its rights hereunder and in or to the Collateral and the proceeds thereof.

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      6. Financing Statements. At the request of Bank, Borrower execute one or more financing statements pursuant to the Illinois Commercial Code in a form satisfactory to Bank and will pay the cost of filing the same in all public offices wherever filing is deemed by Bank to be necessary or desirable. Without the written consent of Bank, Borrower will not allow any financing statement covering any Collateral, proceeds thereof or any of Borrower's inventory to be on file in any public office. The Borrower will pay all costs of filing any financing, continuation or termination statements with respect to the security interest created by this Security Agreement.

      7. Certificates. Borrower warrants that all of the Collateral is evidenced by certificates which have been delivered to the Bank, and the number of shares listed for each corporation in Section 1 above constitutes all of the outstanding shares of capital stock of such company.

      8. Control. Borrower agrees to take all steps necessary for Bank to obtain "control" of the Collateral as defined in Section 8-106 of the Illinois Uniform Commercial Code (810 ILCS 5/8-106), and agrees that it will not allow any other party to obtain "control" over all or any part of the Collateral.

      9. Taxes. All taxes that may be assessed upon or paid by Bank with respect to any of the Collateral shall be charged to and paid by the Borrower who agrees to indemnify Bank against loss by reason of any such taxes. The Borrower will make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of the Borrower by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof.

      10. Proceeds. The proceeds from the sale or other disposition of the Collateral that are delivered by Borrower to Bank, or the net sums collected directly by Bank, after first deducting all costs of collection, shall be credited against the amount owed by Borrower.

      11. Default.

            a. If Borrower fails to pay when due to Bank any amount payable on any Obligations, or fails to observe or perform any of the covenants and warranties in this Security Agreement, or if an event of default occurs under the Loan Agreement or any document or agreement executed in connection therewith, Borrower shall be in default.

            b. In addition, at the election of Bank and without necessity of demand or notice, all or any part of the indebtedness of Borrower secured hereby shall become immediately due and payable, irrespective of any agreed maturity date, on the occurrence of any of the following events of default:

                  (i) Any warranty, representation, financial statement, or other information made, given, or furnished to Bank by or on behalf of Borrower shall prove to have been untrue in any material respect when made, given, or furnished; or

                  (ii) The issuance or filing of any attachment, levy, garnishment, or other judicial process of or on Borrower or any of the Collateral; or

                  (iii) The sale or other disposition by Borrower of any
                        substantial portion of its assets or property, except in the ordinary course of business; or, dissolution, termination of existence, insolvency, business failure, or assignment for the benefit of creditors of or by Borrower; or

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                        commencement of any proceedings under any
                        state or federal bankruptcy or insolvency laws by or against Borrower; or the appointment of a receiver or trustee for all or any party of the property of Borrower.

      12. Remedies. On any such default and at any time thereafter:

            a. Bank may declare all Obligations secured under this Security Agreement immediately due and payable and may proceed to enforce payment and exercise any and all of the rights and remedies provided by the Illinois Commercial Code, as well as any and all other rights and remedies possessed by Bank.

            b. Bank shall have the right to take immediate possession of the Collateral, and for that purpose may pursue the same wherever the Collateral may be found.

            c. Bank may sell at public or private sale, for such price as Bank may deem fair, any and all of the Collateral and any other security or property held by Bank. Bank may be the purchaser of the Collateral or other property or security so sold and may hold the Collateral thereafter in its own right absolutely against any claims of Borrower or right of redemption.

            d. In the case of public sale, notice shall be deemed to be adequate and reasonable if such notice appears three (3) times in a newspaper published in the City or County wherein the sale is to be held, the first such publication being at least ten (10) days before such sale. In the case of a private sale, notice shall be deemed to be adequate and reasonable if such notice is mailed to the Borrower at its last known address at least ten (10) days before such sale.

            e. The net proceeds of any sale or sales shall be applied against the amount owed Bank by Borrower and any other indebtedness of Borrower to Bank. Borrower shall forthwith pay to Bank any deficiency on demand of Bank and shall be entitled to any surplus resulting from such sale or sales. Demand of performance, advertisement, and presence of the Collateral at sale are hereby waived by Borrower. All demands and presentments of every kind or nature are expressly waived by Borrower.

            f. Bank may require Borrower to assemble the Collateral at a place mutually convenient to Bank and Borrower at the expense of Borrower.

      13. Expenses. Borrower shall pay to Bank on demand any and all expenses, including legal expenses and reasonable attorneys' fees, reasonably incurred or expended by Bank in the recovery and sale or attempted recovery and sale of Collateral and in protecting and enforcing the Obligations and other rights of Bank hereunder.

      14. Termination. This Security Agreement shall be terminable only by the filing of a termination statement in accordance with applicable provisions of the Illinois Commercial Code. Until terminated, the security interest created hereunder shall continue in full force and effect and shall secure and be applicable to all advances now or hereafter made by Bank to Borrower, whether or not Borrower is indebted to Bank immediately prior to the time of any such advance. Any termination of this Security Agreement by either party shall not affect the obligation of Borrower or Bank with respect to accounts assigned by Borrower to Bank prior to such termination.

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      15. Applicable Law.

            a. The validity of this Security Agreement and any provision hereof shall be determined under and shall be construed according to the Illinois Commercial Code and other applicable laws of the State of Illinois, and all duties of the parties created under this Security Agreement are performable in the State of Illinois.

            b. Unless otherwise defined, all terms used in this Security Agreement that are defined in the Illinois Commercial Code shall have the same meaning in this Security Agreement as therein defined.

      16. Notices. All notices provided for herein shall be in writing and shall be deemed to have been given when delivered personally or when deposited in the United States mail, postage prepaid, addressed as follows, or to such other address as may hereafter be designated in writing by the respective parties hereto:

          If to Lender:

          National City Bank of the Midwest
          301 SW Adams St, Locator C-P02-22
          PO Box 749
          Peoria, IL 61652-0749
          Attn: Michael A. Zeller

          with copy to:

          Michael R. Seghetti
          Elias, Meginnes, Riffle & Seghetti
          416 Main Street, Suite 1400
          Peoria, IL  61602

          If to Debtor:

          Pioneer Railcorp
          1318 S. Johanson Rd
          Peoria, IL 61707-1130
          Attn: J. Michael Carr

      17. No Waiver. The failure of Bank to exercise any right or remedy, including acceptance by Bank of partial or delinquent payments, shall not constitute a waiver of any obligation from Borrower or right of Bank or constitute a waiver of any other similar default occurring subsequently.

      18. Intent. This Security Agreement expresses the entire understanding of the parties and may not be altered or amended except with the written consent of each of the parties and except as provided in any other written document signed and delivered by Borrower to Bank.

      19. Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the Borrower and Bank and their respective successors and assigns.

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NATIONAL CITY BANK OF THE MIDWEST         PIONEER RAILCORP

BY: /s/ Michael A. Zeller                 BY: /s/ J. M. Carr
    ---------------------------------         ---------------------------------

ITS: Vice-President                       ITS: President

304-1440.d2

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